Exhibit 99.1

NewsRelease

Corporate Communications

MEDIA	INVESTORS
Janis Smith	Emily Janowsky
415-396-7711	415-396-4496

WELLS FARGO PRESIDENT, COO STUMPF

ELECTED TO COMPANY’S BOARD

SAN FRANCISCO, June 27, 2006 – Wells Fargo & Company (NYSE:WFC) today said that the Company’s President and Chief Operating Officer, John G. Stumpf, has been elected to its Board of Directors.

“John brings to our Board almost a quarter of a century of leadership experience with our company, deep knowledge of our culture and our markets, and a strong commitment to teamwork and the quality of our customer experience across all our businesses,” said Wells Fargo Chairman and CEO, Dick Kovacevich. “His contributions to the Board will enable us to make even more progress toward our vision of satisfying the financial needs of all our customers and helping them succeed financially.”

Stumpf, named Wells Fargo’s president and chief operating officer last August, joined the former Northwestern National Bank of Minneapolis, a subsidiary of the former Norwest Corporation, in 1982 as a vice president in loan administration. In May 1983, Northwestern National Bank of Minneapolis changed its name to Norwest Bank Minneapolis, N.A. He held a

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number of management positions at Norwest Bank Minneapolis, N.A. and Norwest Bank Minnesota, N.A., before being named chairman and CEO of Norwest Bank Arizona in 1989. He became regional president for Norwest Banks in Greater Colorado/Arizona in 1991. From 1994 to 1998, he was regional president for Norwest Bank Texas. During his four years in that position, he led Norwest’s acquisition of 30 Texas banks with total assets of more than $13 billion.

In 1998, with the merger of Norwest Corporation and Wells Fargo & Company, he became head of the Southwestern Banking Group (Arizona, New Mexico and Texas). Two years later he became head of the new Western Banking Group (Arizona, Colorado, Idaho, New Mexico, Nevada, Oregon, Utah, Texas, Washington, and Wyoming). In 2000, he led the integration of Wells Fargo’s acquisition of the $23 billion First Security Corporation, based in Salt Lake City. In July 2002, he was named head of Community Banking, reporting to Kovacevich.

Stumpf, 52, is a native of Pierz, Minnesota, earned his bachelor’s degree in accounting from St. Cloud State University (Minn.) and a master’s degree in finance from the University of Minnesota. He serves as Chairman of the Board of Directors for Visa USA. He also serves on the Board of Directors for The Clearing House and the Bay Area chapter of Junior Achievement. Stumpf is also a member of the California Business Roundtable.

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Stumpf joins on the Wells Fargo & Company Board:

Lloyd H. Dean, president and CEO of Catholic Healthcare West, San Francisco;

Susan E. Engel, chairwoman and CEO of Lenox Group Inc., Eden Prairie, Minn.;

Enrique Hernandez, Jr., chairman, president and CEO of Inter-Con Security Systems, Inc., Pasadena, Calif.;

Robert L. Joss, Philip H. Knight professor and dean of the Graduate School of Business at Stanford University, Palo Alto, Calif.;

Richard M. Kovacevich, chairman and CEO of Wells Fargo & Company;

Richard D. McCormick, chairman emeritus of US WEST, Inc., Denver;

Cynthia H. Milligan, dean of the College of Business Administration at the University of Nebraska-Lincoln;

Nicholas G. Moore, retired global chairman of PricewaterhouseCoopers, New York;

Philip J. Quigley, retired chairman, president and CEO of Pacific Telesis Group, San Francisco;

Donald B. Rice, chairman, president and CEO of Agensys, Inc., Santa Monica, Calif.;

Judith M. Runstad, of counsel to Foster Pepper PLLC, Seattle;

Stephen W. Sanger, chairman and CEO of General Mills, Inc., Minneapolis;

Susan G. Swenson, former chief operating officer of T-Mobile USA, Inc., Bellevue, Wash.; and

Michael W. Wright, retired chairman and CEO of SUPERVALU INC., Eden Prairie, Minn.

Wells Fargo & Company is a diversified financial services company with $492 billion in assets, providing banking, insurance, investments, mortgage and consumer finance to more than 23 million customers from more than 6,200 stores and the internet (wellsfargo.com) across North America and elsewhere internationally. Wells Fargo Bank, N.A. is the only bank in the United States to receive the highest possible credit rating, “Aaa,” from Moody’s Investors Service.

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